Exhibit 99.1

Banyan Acquisition Corporation Announces Intent to Adjourn Special Meeting to Approve Extension Proposal and to Move Redemption Date

NORTHBROOK, Ill., April 17, 2023 (BUSINESS WIRE) – Banyan Acquisition Corporation (NYSE: BYN.U, BYN, BYN.WS) (the “Company”), a special purpose acquisition company, announced today that it intends to adjourn, without conducting any business, the Company’s special meeting of stockholders scheduled to be held on April 18, 2023 (or any adjournment thereof) (the “Extension Meeting”), at which the Company’s stockholders will vote on, among other things, proposals to amend the Company’s amended and restated certificate of incorporation and trust agreement to extend the date by which the Company has to consummate a business combination (the “Extension Proposals”) from April 24, 2023 to December 24, 2023, as further described in the Company’s definitive proxy statement in connection with such special meeting (the “Extension Proxy Statement”), and to reconvene the Extension Meeting at 10:00 a.m., Eastern time, on April 21, 2023. The Extension Proxy Statement was mailed on or about March 31, 2023 to the Company’s stockholders of record as of March 24, 2023. In connection with the intended adjournment of the Extension Meeting, the Company is extending the deadline for holders of its shares of Class A common stock to exercise their right to redeem their shares of Class A common stock for their pro rata portions of the funds available in the Company’s trust account (the “Trust Account”) to 5:00 p.m., Eastern time, on April 19, 2023 (two business days before the adjourned Extension Meeting is to be reconvened). The Extension Meeting will still be held virtually at https://www.cstproxy.com/banyanacquisition/2023.

Stockholders of record as of March 24, 2023 are entitled to vote at the Extension Meeting. Stockholders who have not yet done so are encouraged to vote as soon as possible. If any such stockholders have questions or need assistance in connection with the Extension Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to BYN.info@investor.morrowsodali.com.

About Banyan Acquisition Corporation

Banyan Acquisition Corporation, led by CEO, Keith Jaffee, and Chairman, Jerry Hyman, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on businesses within the foodservice industry.

Participants in the Solicitation

The Company, Banyan Acquisition Sponsor LLC and the Company’s directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension Meeting. Important information regarding the Company’s directors and executive officers is available in its Extension Proxy Statement filed with the SEC on March 30, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Extension Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Additional Information

The Company has filed the Extension Proxy Statement with the SEC for the Extension Meeting to consider and vote upon the Extension Proposals and other matters and, beginning on or about March 31, 2023, mailed the Extension Proxy Statement and other relevant documents to its stockholders as of the March 24, 2023 record date for the Extension Meeting. The Company’s stockholders and other interested persons are advised to read the Extension Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Extension Meeting because these documents will contain important information about the Company, the Extension Proposals and related matters. Stockholders may also obtain a free copy of the Extension Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing your request to Morrow Sodali LLC by telephone by dialing (800) 662-5200 or (203) 658-9400 or by sending an email to BYN.info@investor.morrowsodali.com.

Forward-Looking Statements

Certain statements made in this release with respect to the Company and the Extension Meeting are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of the Extension Proposals by the Company’s stockholders is not obtained; the inability of the Company to enter into a definitive agreement with respect to an initial business combination within the time provided in the Company’s amended and restated certificate of incorporation; the level of redemptions made by the Company’s stockholders in connection with the Extension Proposals and its impact on the amount of funds available in the Company’s Trust Account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents the Company filed, or will file, with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Banyan Acquisition Corporation

Keith Jaffee

Keith@banyanacquisition.com